UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (510) 450-0761

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2015, Amyris, Inc. (the "Company") entered into agreements with respect to a $25-million private placement of its common stock and on July 26, 2015 the Company entered into a series of agreements providing for the conversion and restructuring of approximately $175 million of outstanding convertible debt and a related restructuring of a joint venture, all as described below.

Exchange Agreement and Related Arrangements

Background on Outstanding Convertible Promissory Notes

Existing Total Agreements and R&D Notes. In June 2010, the Company entered into a technology license, development, research and collaboration agreement (the "Collaboration Agreement") with an affiliate of Total S.A. (Total S.A. and its relevant affiliates collectively referred to as "Total") which sets forth the terms for the research, development, production and commercialization of chemical and/or fuel products using the Company's synthetic biology platform. In July 2012, the Company and Total entered into a master framework agreement which provided for amendment of the Collaboration Agreement in order for the parties to establish a 50/50 joint venture (the "JV") for the production and commercialization of renewable diesel and jet fuel products. At such time, Total agreed also to provide funding to the Company in exchange for convertible notes ("R&D Notes"). Interest on the R&D Notes accrues from the date of funding and is payable at maturity or upon conversion or a change of control where Total exercises the right to require Company to repay the R&D Notes. Under the terms and conditions of the JV related agreements with Total, each of Total and the Company owned a 50% interest in the JV provided that Total continued to make certain "go" decisions scheduled for specified times to continue to pursue the JV. As a result of the Company's issuance of R&D Notes to Total and several subsequent agreements by which Total exchanged R&D Notes for other of the Company's securities, and the Company's repayment of certain R&D Notes by issuing substitute R&D Notes, as of July 24, 2015, Total held outstanding R&D Notes in an aggregate principal amount of $75 million, with conversion prices ranging from $3.08 to $7.0682 per share. These R&D Notes were reflected on the Company's consolidated balance sheet at March 31, 2015 as indebtedness of $63.0 million, which was net of discount of $12.0 million.

Existing Temasek Tranche Notes. In October 2013, the Company sold convertible promissory notes ("Tranche I Notes") to Maxwell (Mauritius) Pte Ltd, an affiliate of Temasek Holdings (Private) Limited (collectively referred to as "Temasek"), Total and other investors in an aggregate principal amount of $51.8 million. In January 2014, the Company sold additional convertible promissory notes ("Tranche II Notes" and, together with Tranche I Notes, "Tranche Notes") to Temasek, Total and another investor in an aggregate principal amount of $34.0 million. At June 30, 2015, an aggregate of $60.3 million of Tranche I Notes and $37.5 million of Tranche II Notes were outstanding (taking into account payment-in-kind ("PIK") of accrued interest as of June 30, 2015), with Temasek holding $40.8 million of Tranche I Notes and $27.5 million of Tranche II Notes. The Tranche I Notes are due 60 months from the date of issuance and are convertible into the Company's common stock at a per share conversion price of $2.44. The Tranche II Notes are due 60 months from the date of issuance and are convertible into the Company's common stock at a per share conversion price equal to $2.87. Interest accrues on the Tranche I Notes at a rate of 5% per six months, compounded semiannually, with interest for the first 30 months payable in kind and added to the principal every six months. After the first 30 months, the Company has the option to pay interest in cash or in kind by adding to the principal every six months. Interest accrues on the Tranche II Notes at a rate of 10% per annum, compounded annually, with interest for the first 36 months payable in kind and added to the principal annually. After the first 36 months, the Company has the option to pay interest in cash or in kind by adding to the principal every six months.

144A Notes. In May 2014, the Company sold and issued $75.0 million aggregate principal amount of 6.50% Convertible Senior Notes due 2019 (or the "144A Notes") to certain qualified institutional buyers (or the "144A Offering"), including Total. In addition, in connection with obtaining a waiver from Total of its preexisting contractual right to exchange R&D Notes previously issued by the Company for new notes issued in the 144A Offering, the Company used approximately $9.7 million of the net proceeds to repay previously issued R&D Notes (representing the amount of 144A Notes issued to Total). Additionally, Foris Ventures, LLC (or "Foris") (a fund affiliated with director John Doerr) and Temasek each participated in the 144A Offering and purchased $5.0 million and $10.0 million, respectively, of the 144A Notes sold thereunder. The 144A Notes bear interest at a rate of 6.50% per year, payable semiannually in arrears on May 15 and November 15 of each year. The 144A Notes will mature on May 15, 2019 unless earlier converted or repurchased. The 144A Notes are convertible into shares of our common stock at any time prior to the close of business day on May 15, 2019. The 144A Notes have an initial conversion rate of 267.0370 shares of common stock per $1,000 principal amount of 144A Notes (subject to adjustment in certain circumstances). This represents an initial effective conversion price of approximately $3.74 per share of common stock. For any conversion on or after May 15, 2015, in the event that the last reported sale price of our common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending within five trading days immediately prior to the date the Company receives a notice of conversion exceeds the conversion price in effect on each such trading day, the holders, in addition to the shares deliverable upon conversion, will be entitled to receive a cash payment equal to the present value of the remaining scheduled payments of interest that would have been made on the notes being converted from the earlier of the date that is three years after the date Amyris receives such notice of conversion and maturity.

Exchange Agreement

On July 26, 2015, the Company entered into an Exchange Agreement (the "Exchange Agreement") with Temasek and Total. Under the Exchange Agreement, Temasek would exchange its Tranche Notes and Total would exchange its R&D Notes for shares of the Company's common stock. The exchange price will be $2.30 per share (the "Exchange Price") and will be paid by the exchange and cancellation of outstanding principal of Tranche Notes and R&D Notes, as the case may be, including PIK and accrued interest in the case of Temasek's Tranche Notes. Temasek would exchange and cancel all Tranche Notes held by it, having an aggregate principal amount of $71.0 million, in exchange for approximately 30.86 million shares of our common stock. Total would exchange and cancel all but $5.0 million of R&D Notes held by it, such cancelled notes having in an aggregate principal amount of $70 million, in exchange for approximately 30.4 million shares of our common stock. The issuance of shares in exchange for these debt cancellations by Temasek and Total is referred to as the "Exchange." The Exchange is structured to be completed in two closings, subject to customary closing conditions. In the first, which is expected to occur on or about July 29, 2015, an aggregate of approximately 53 million shares will be issued to Temasek and Total for cancellation of approximately $122 million of Tranche Notes and R&D Notes, and at the second, which will occur following the completion (or determination of inapplicability) of certain regulatory filings and associated waiting periods, the balance of the shares will be issued and the balance of the debt to be cancelled in the Exchange will be cancelled.

Pursuant to the terms of the Exchange Agreement, Total would be entitled to receive the following warrants:

  A warrant to purchase that number of shares equal to the difference between the number of shares of our common stock that Total would have received if it had exchanged the $70 million in principal amount of R&D Notes at the price of the shares being sold in a private placement of up to $60 million of the Company's common stock in a private placement approved by the Company's Board of Directors and the number of Shares that Total receives pursuant to the Exchange based on the Exchange Price (the "Total Funding Warrant"). As a result of the Private Offering, as defined below, the Total Funding Warrant will be exercisable for 18,924,191 shares of the Company's Common Stock.
  A warrant to purchase 2,000,000 shares of the Company's common stock that will only be exercisable if the Company fails, as of March 1, 2017, to achieve a target cost per liter to manufacture farnesene (the "Total R&D Warrant"). The Total Funding Warrant and the Total R&D Warrant are collectively referred to as the "Total Warrants."

Additionally, pursuant to the terms of the Exchange Agreement, Temasek would be entitled to receive the following warrants:

  A warrant to purchase 14,677,861 shares of the Company's common stock.
  A warrant exercisable for that number of shares of the Company's common stock equal to (1) (A) the number of shares for which Total exercises the Total Funding Warrant plus (B) the number of additional shares for which the Tranche Notes remaining outstanding following the completion of the Exchange may become exercisable as a result of a reduction in the conversion price of such remaining notes as of a result of and/or subsequent to the date of the Exchange plus (C) that number of additional shares in excess of 2,000,000, if any, for which the Total R&D Warrant becomes exercisable multiplied by a fraction equal to 30.6% divided by 69.4 plus (2) (A) the number of any additional shares for which 144A Notes may become exercisable as a result of a reduction to the conversion price of such 144A Notes multiplied by (B) a fraction equal to 13.3% divided by 86.7%.
  A warrant exercisable for that number of shares of the Company's common stock equal to 880,339 multiplied by a fraction equal to the number of shares for which Total exercises the Total R&D Warrant divided by 2,000,000. If Total is entitled to, and does, exercise the Total R&D Warrant in full, this warrant would be exercisable for 880,339 shares.

The above-referenced warrants to be issued to Temasek are referred to as the "Temasek Warrants" and together with the Total Warrants, the "Warrants".

In addition to the grant of the Warrants, a warrant issued by the Company to Temasek in October 2013 in conjunction with the issuance of the Tranche Notes (the "2013 warrant") will become exercisable in full upon the completion of the Exchange. There are 1,000,000 shares underlying the 2013 warrant at an exercise price of $0.01 per share.

The exercisability of all of the Warrants will be subject to stockholder approval. The Company intends to solicit such approval promptly and, as further described below, has entered into Voting Agreements (defined below) with certain of the Company's stockholders and investors pursuant to which such stockholders and investors have agreed to vote in favor of the exercisability of the Warrants and the exercisability of certain of other warrants to be issued under the transactions contemplated by the Private Offering (as described below, the "Private Offering Warrants").

Maturity Treatment Agreement

Additionally, in connection with and conditioned upon the consummation of, the Exchange, Total and Temasek have entered into a Maturity Treatment Agreement with the Company pursuant to which Total and Temasek have agreed to convert any of the Company's convertible promissory notes held by them and that will not be cancelled pursuant to the Exchange (the "Remaining Notes") into shares of the Company's common stock in accordance with the terms of such Remaining Notes upon maturity, provided that certain events of default have not occurred with respect to the applicable Remaining Notes. As of June 30, 2015, Temasek held $10.0 in aggregate principal amount of Remaining Notes, consisting entirely of 144A Notes, and Total held Remaining Notes consisting aggregate principal amount of $9.3 million of Tranche I Notes, $6.0 million of Tranche II Notes and $9.7 million in 144A Notes.

Investors Rights Agreement

Additionally, the Company, Total, Temasek and the investors in the Private Offering agreed to amend, effective upon the closing of the Exchange, the Company's Amended and Restated Investors' Rights Agreement to provide that shares issued pursuant to the Exchange (including pursuant to the Warrants) and the Private Offering (including the Private Offering Warrants) will be subject to the registration rights contained therein.

Voting Agreements

The Company has entered into separate Voting Agreements ("Voting Agreements") with Total, Temasek, Naxyris (defined below), Kleiner Perkins Caufield & Byers, Foris, Biolding Investment SA and certain of the investors in the Private Offering pursuant to which such existing stockholders or investors have agreed to vote in favor of the approval of the issuance of shares of the Company's common stock pursuant to the Warrants and the Private Offering Warrants. The stockholders party to the Voting Agreements will hold approximately 78.2% of the Company's outstanding Common Stock after giving effect to the closings under the Exchange Agreement and the initial closing of the the Private Offering.

Commercial Agreements with Total

On July 26, 2015, the Company entered into a Letter Agreement with Total (the "JVCO Letter Agreement") regarding the restructuring of ownership and rights of Total Amyris BioSolutions B.V., the jointly owned entity incorporated on November 29, 2013 to house the JV ("TAB"), pursuant to which the parties agreed to enter into an Amended and Restated Shareholders' Agreement among the Company, Total and TAB, a Deed of Amendment of Articles of Association of TAB, an Amended & Restated Jet Fuel License Agreement among the Company and TAB, and a License Agreement regarding Diesel Fuel in the EU between the Company and Total, all in order to reflect certain changes to the structure of TAB and license grants and related rights pertaining to TAB (together, with the Pilot Plant Agreement Amendment described below, collectively, the "Commercial Agreements"). The parties agreed to enter into the Commercial Agreements relating to TAB in a closing to occur on or before September 18, 2015, and the Pilot Plant Agreement Amendment was entered into on July 26, 2015.

Under the Commercial Agreements relating to TAB, the Company will grant exclusive (excluding its Brazil jet fuels business), world-wide, royalty-free rights to TAB for commercialization of farnesene- or farnesane-based jet fuel, and the parties agreed that, if TAB wishes to purchase farnesene- or farnesane for such business, they would negotiate a supply agreement on a "most-favored" pricing basis. TAB would also have an option until March 1, 2018 to purchase the assets of the jet portion of the Company's Brazil fuel business at a price based on the fair value of the commercial assets and the Company's investment in other related assets. TAB will no longer have any licenses or rights with regards to farnesene- or farnesane-based diesel fuel.

In addition, the Company will grant Total an exclusive, royalty-free license for the rights to offer for sale and sell in the European Union ("EU") farnesene- or farnesane-based diesel fuel, and the parties agreed that, if Total wishes to purchase farnesene- or farnesane for such business, they would negotiate a supply agreement on a "most-favored" pricing basis. For a to-be-negotiated, commercially reasonable, "most-favored" basis royalty to be paid to Amyris, Total will also have the right to make farnesene- or farnesane anywhere in the world solely for Total to offer for sale and sell it for diesel fuel in the EU.

Further, in accordance with the Commercial Agreements and pursuant to the JVCO Letter Agreement, Total will cancel R&D Notes in an aggregate principal amount of $5 million, plus all PIK and accrued interest under all outstanding R&D Notes and a note in the principal amount of Euro 50,000, plus accrued interest, issued by Amyris by Total in connection with the existing TAB capitalization, in exchange for an additional 25% of TAB (giving Total an aggregate ownership stake of 75% of TAB and giving the Company an aggregate ownership stake of 25% of TAB).

Additionally, in connection with the restructuring of the terms of TAB and the other Commercial Agreements, Total and the Company entered into Amendment #1 (the "Pilot Plant Agreement Amendment") to that certain Pilot Plant Services Agreement dated as of April 4, 2014 (as amended, the "Pilot Plant Agreement") whereby the Company and Total agreed to restructure the payment obligations of Total under the Pilot Plant Agreement. Under the original Pilot Plant Agreement, for a five year period, the Company is providing certain fermentation and downstream separations scale-up services and training to Total and receives an aggregate annual fee payable by Total for all services in the amount of up to approximately $900,000. Such annual fee is due in three equal installments payable on March 1, July 1 and November 1 each year during the term. Under the Pilot Plant Amendment, in connection with the restructuring of TAB discussed above, Amyris agreed to waive a portion of these fees up to approximately $2.0 million, over the term of the Pilot Plant Agreement.

Private Offering

On July 24, 2015, the Company entered into a Securities Purchase Agreement with purchasers named therein for the initial sale of 16,025,642 shares of the Company's common stock to the purchasers for a per share purchase price of $1.56 per share, representing aggregate proceeds to the Company of $25 million (the "Private Offering"). The purchasers include existing beneficial owners of more than five per cent of the Company's outstanding shares of common stock: Foris (an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder), which has agreed to purchase 9,615,384 shares; Total, which has agreed to purchase 1,282,051 shares; and Naxyris S.A. (an investment vehicle owned by Naxos Capital Partners SCA Sicar; director Carole Piwnica is Director of NAXOS UK, which is affiliated with Naxos Capital Partners SCA Sicar) ("Naxyris"), which has agreed to purchase 2,243,594 shares.

Pursuant to the Securities Purchase Agreement, the Company has agreed to grant to each of the investors in the Private Offering a Private Offering Warrant exercisable at an exercise price of $0.01 per share for the purchase of a number of shares of the Company's common stock equal to 10% of the shares purchased by such investor. The exercisability of the Private Offering Warrants will be subject to stockholder approval. The Company intends to solicit such approval promptly, and the parties subject to the Voting Agreements have agreed to vote in favor of the exercisability of these warrants.

The Company expects to consummate the Private Offering on July 29, 2015, subject to customary closing conditions. The consummation of the Private Offering and the first closing of the Exchange are each conditioned upon the occurrence of the other.

Registration Rights Letter Agreement

The Company and the investors in the Private Offering also entered into a letter agreement (the "Registration Rights Letter") that sets forth certain obligations of the Company, including the obligation to register, via a Registration Statement filed with the Securities and Exchange Commission (a "Registration Statement"), shares of Common Stock sold and issued under the Private Offering and shares of Common Stock exercisable under the Private Offering Warrants. Under the terms of the Registration Rights Letter, the Company is required to file such Registration Statement as soon as practicable and in any event no later than 30 days following the signing of the Private Offering and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission as soon as practicable and no later than the 90th day following the filing of the Registration Statement (or, in the event the Securities and Exchange Commission reviews and has written comments to the Registration Statement, the 120th calendar day following the filing of the Registration Statement).

Conversion Rates of Tranche Notes

Following the consummation of both closings of the Exchange, the Company will have outstanding $16.9 million in aggregate principal amount of Tranche I Notes and $9.0 million in outstanding principal amount of Tranche II Notes. As a result of the completion of the Exchange and the Private Offering, based on anti-dilution adjustments to the conversion prices in such notes based on existing provisions thereof, the per share conversion price of the Tranche I Notes will adjust to $1.42 and the per share conversion price of the Tranche II Notes will adjust to $1.42.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 27, 2015, the Company issued a press release regarding the matters discussed above.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amyris, Inc. Press Release, dated July 27, 2015.

Forward Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected future consummation of the Exchange and the Private Offering. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc. (Registrant)
July 27, 2015 (Date)	/s/ NICHOLAS KHADDER Nicholas Khadder SVP, Corporate Secretary, and General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Press release dated July 27, 2015, titled Amyris Announces Signing of Agreements for Conversion and Restructuring of Approximately $175 Million of Convertible Debt and $25 Million Private Placement.